Exhibit 10.8


   MICROSOFT SERVICES OEM  FOUNDATION SERVICE AGREEMENT NON-STANDARD

                                                 ________________
      (FOR MICROSOFT INTERNAL PURPOSES ONLY)     |               |
      MICROSOFT SERVICES PARTNER                 |   001245011   |
      ADVANTAGE, STANDARD PLAN SERVICE           |_______________|
      AGREEMENT NO.

This Service Agreement ("Agreement"), is effective as of 06/06/07 by and between the undersigned partner ("You", "Your" and "Partner") and the undersigned Microsoft affiliate ("We," "Us," or "Our"). This Agreement is comprised of this cover page, the services description, and the additional terms and conditions that are attached and which are incorporated by this reference.


Partner Invoice Information
---------------------------

    Name of Partner                     Contact Name (This Person Receives
      Seamless Wi Fi, Inc.              Invoices UNder this Agreement unless
                                        otherwise specified on your Purchase
                                        Order.)

                                            Albert R. Reda
------------------------------------------------------------------------------
    Street Address                         Contact E-mail Address
       800 N. Rainbow Blvd. Suite 208         arreda@slwf.net

------------------------------------------------------------------------------

   City                           State/Province        Phone
       LAS VEGAS                     NEVADA                775-588-2387
------------------------------------------------------------------------------
   Country                         Postal Code          Fax
     US                            89107-1103              775-588-2499

------------------------------------------------------------------------------

Invoicing
---------

OEM Foundation is a prepaid service and all fees and any applicable taxes are due upon acceptance of this Agreement. We must be in receipt of a purchase order, check, or other acceptable form of payment before we will begin providing services. We will invoice you for additional services performed and expenses incurred. Our invoices are payable within 30 days of receipt by you and will be directed to Your representative for payment at the address shown above unless otherwise provided in a Purchase Order.

TERM

The Agreement will commence on June 8, 2007 and will expire on __________ (the "Expiration Date") or the date We conclude the Services, which ever is later.

By signing below the parties acknowledge and agree to be bound to the terms of Agreement.


Partner                                   Microsoft Affiliate
-------                                   -------------------

Name of Partner                             Name

Seamless Wi Fi, Inc.                        Microsoft Corporation

Signature                                   Signature

Name of person signing (please print)       Name of person signing
                                            Mark Kuenster

Title of person signing (please print)     Title of person signing
Albert R. Reda (CEO)                       Senior Director

Date                                       Date

June 6, 2007                               June 21, 2007

TO PURCHASE OEM SUPPORT PLEASE FOLLOW THE BELOW STEPS:


MICROSOFT FOUNDATIOLN SERVICES AGREEMENT:

[ ] Complete customer contact information on page 1
[ ] Print 2 copies
[ ] Please leave effective dates and contract number blank on page 1 of the
    Services Description
[ ] Sign and date the Service Agreement onpage 2 (original ink signature on both copies)
[ ] Return both originals, as one countersigned original will be sent to you for your files

PAYMENT:

[ ] Please submit purchase order with signed agreement. Terms for payment are Net 30 days. PLEASE CONTACT US IF YOU REQUIRE DIFFERENT PAYMENT OPTIONS.

WHEN COMPLETE, ALL DOCUMENTATION SHOULD BE SENT VIA A TRACEABLE METHOD OF SHIPMENT TO:

     Kirsten Gudmundson
     Microsoft Corporation
     One Microsoft Way,  122/2455
     Redmond, WA  98052 USA

PLEASE ALLOW ONE WEEK FROM RECEIPT OF ALL DOCUMENTATION FOR ACTIVATION OF
SUPPORT.

QUESTIONS:
Please contact Kirsten Gudmundson with any questions on any of the documents or this process at 425-421-8769 or kirsteng@microsoft.com

                              SERVICES DESCRIPTION

 1. AVAILABLE SERVICES. You may utilize any combination of the following Services. Unless We specify otherwise, the Services are charged on an hourly basis and will be deducted from the total number of hours You have purchased as set forth in Section 1.7.

       1.1 SUPPORT ACCOUNT MANAGEMENT. Support Account Management from a pool of Microsoft Resources ("Service Resources") is intended to help coordinate the support and services relationship. Services Resources are Your advocates within Microsoft and facilitates a team that can provide Problem Resolution Support and Support Assistance. Services Resources also serve as the point of information delivery and provides Your feedback regarding the Services to the product groups, product support services, quality and testing labs, research and development and other Microsoft groups. Service Resources can also provide the following Services:

        a. SERVICES PLANNING. At the commencement of this Agreement, a planning session CAN be conducted with Your Service Contact. The purpose of this session is to discuss the Services available and gather input regarding Your support needs.

        b. STATUS MEETINGS AND REPORTING. A standard status report can be prepared on a regular basis, to summarize the Services delivered during the previous reporting period.

        c. ESCALATION MANAGEMENT. Support issues that require escalation to other resources within Microsoft can be closely managed by the Services Resource to expedite resolution.

        1.2 PROBLEM RESOLUTION SUPPORT. Problem Resolution Support provides assistance for problems with specific symptoms encountered with Microsoft products, where there is a reasonable expectation that the problems are caused by Microsoft products. Problem Resolution Support is available 24 hours a day, seven days a week. Requests for support must be submitted electronically through the website by Your Service Contact.

       Problem Resolution Services can include any combination of the following:

        a. PROBLEM REQUEST (BREAK-FIX). An assisted break-fix support request is defined as a single support issue and the reasonable effort needed to resolve it. A single support issue is a problem that cannot be broken down into subordinate issues. If a problem consists of subordinate issues, each shall be considered a separate issue. Issues requiring an onsite visit will include charges for reasonable travel and living expenses. In certain situations, We may provide You with a modification to the commercially available Microsoft product software code to address specific critical problems ("Hotfixes") in response to an assisted break-fix support request. Hotfixes are designed to address Your specific problems and are not regression tested. Except as otherwise provided herein or in an Exhibit, Hotfixes may not be distributed to unaffiliated third parties without Our express written consent.

You are responsible for setting the initial severity level to Severity B or Severity C. You can request a change in severity level at any time in consultation with Us. The incident severity will determine the response levels within Microsoft. Estimated response times and Your responsibilities are defined in the following table:


     -------------------------------------------------------------------------------------------------------------------
     Severity (1)   Your situation                   Our Expected Response            Your Expected Response
     -------------------------------------------------------------------------------------------------------------------
             I      o    Catastrophic business     o     Continuous effort on a       o  Notification of Senior
       Escalation        impact:                         24x7 basis                      Executives at Your site
           Only     o    You have complete loss    o     Our Resources at Your        o  Allocation of appropriate
                         of a core (mission              site as requested.(3)           resources to sustain
                         critical)                       Rapid Escalation                continuous effort on a
                         business process and            within Microsoft                24x7 basis
                         work cannot reasonably          to Product                   o  Rapid access and response
                         continue                        teams                           from change control
                    o    Needs immediate           o    Notification of Senior           authority
                         attention                      Executives at Microsoft
     -------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------
            A       o    Critical business impact:  o    Continuous effort          o    Allocation of appropriate
       Escalation   o    Your business                   on a 24x7 basis                 resources to sustain
          Only           has significant loss       o    Our Resources at Your           continuous effort on a
                         or degradation of services      site as requested. (3)          24x7 basis (2)
                    o    Needs attention            o    Notification of            o    Rapid access and response
                         within 1 hour                   Senior Managers at              from change control
                                                         Microsoft.                      authority
                                                                                    o    Management notification
      ------------------------------------------------------------------------------------------------------------------
            B       o    Moderate business          o    1st response in            o    Allocation of appropriate
       Submission        impact:                         4 hours or                      resources to sustain
         via web    o    Your business has               less                            Business Hours (1)
                         moderate loss or           o    Effort during                   continuous effort
                         degradation of services         Business Hours (1)         o    Access and response from
                         but work can reasonably         only                            change control authority
                        continue in an impaired                                          within 8 Business Hours (1)
                         manner.
                    o    Needs attention within 4
                         Business/ Hours
      ------------------------------------------------------------------------------------------------------------------
            C       o    Minimum business           o    1st response in 8 hours     o    Accurate contact
       Submission        impact:                         or less                          information on case owner
         via web    o    Your business is            o   Effort during               o    Responsive within one day
                         substantially                   Business Hours (1) only          on a Business Hours (1) daily
                         functioning with minor                                           basis (2).
                         or no impediments of
                         services.
                    o    Needs attention within
                         8 Business/ Hours
      ------------------------------------------------------------------------------------------------------------------


        (1) Business Hours is 8AM to 6PM United States Pacific Time (GMT -08:00), Monday thru Friday excluding US public holidays,

        (2) We may need to downgrade the severity level if You are not able to provide adequate resources or responses to enable us to continue with problem resolution efforts.

        (3)     Additional fees apply.

      You may be required to perform problem determination and resolution activities as requested by Us. Problem determination and resolution activities may include detailed symptom reproduction scenarios, capturing error messages, collecting configuration information, changing product configurations, installing new versions of software or new components, or modifying processes.

      You are responsible for implementing the procedures necessary to safeguard the integrity and security of Your software and data from unauthorized access and to reconstruct lost or altered files resulting from catastrophic failures.

        b. LOGO ESCALATION. The Services Resource will act as Your liaison with the test teams. This service includes:

                o       Escalation of Logo submissions
                o Providing feedback on submission failures to assist You in obtaining a "pass" certification
                o Providing assistance with participation in beta Hardware Compatibility Tests
                o Providing proactive information regarding product testing suites

        c. REMOTE DEBUGGING SETUP. We can setup and test remote debugging of devices located at your organization prior to utilizing remote debugging for problem resolution of a specific issue reported by You. In order to setup and pre-verify remote debugging, You must provide us with the appropriate access and necessary equipment. A minimum five hour set-up fee will be charged FOR this service. Your Service Resources can provide a list of the currently available remote debugging configurations.

        d. KNOWLEDGE BASE ("KB") SERVICES AND LOCALIZATION. You may request that We prepare KB articles that pertain to specific Microsoft product bugs that affect the functionality of Your products. We may provide this service on a case-by-case basis, subject to Our mutual agreement regarding the business impact of the problem. You may request Localization of an existing KB article as an additional billable service.

        1.3 SUPPORT ASSISTANCE. Support Assistance provides short-term advice and guidance for problems not covered with Problem Resolution Support as well as requests for consultative assistance for design, development and deployment issues. Support Assistance can help You prepare to install or embed Microsoft products on OEM systems, Independent Hardware Vendor, Mobility and Embedded devices. Requests for Support Assistance must be submitted electronically through the website by Your Service Contact. Requests for Support Assistance may be submitted 24 hours a day, seven days a week. Urgent requests must be marked as Severity B and Our first response will be within 24 hours. All other requests should be marked as Severity C and Our first response will be within 48 hours. Your expected response will be the same as set forth in the severity table in
Section 1.2.

        The following are types of Support Assistance that can be utilized under this Agreement:

        a. GENERAL SUPPORT ASSISTANCE. Service Resources can review Your existing service planning, support readiness and pre-install processes and provide technical advice to assist with troubleshooting preparation. Service Resources can also provide technical assistance to help You more effectively utilize product toolkits.

        b. BETA AND EARLY ADOPTER NOMINATION. Service Resources can advocate for Your nomination into Microsoft Beta Product and Early Adopter Programs as appropriate.

        c. ADAPTATION SERVICES. Service Resources can assist You with planning and installing Microsoft products on Your manufactured systems and help coordinate installation activities between third- party equipment or software suppliers and Microsoft.

        d. DEVELOPMENT SUPPORT ASSISTANCE. Application Development Consulting helps You in Your creation and development of internal applications on the Microsoft platform that integrate Microsoft technologies. Development Support Assistance specializes in Microsoft development tools and technologies.

        1.4 INFORMATION SERVICES. Information Services provide You with technical information about Microsoft products and support tools that help You to implement and operate Microsoft products in a more efficient and effective manner. Information Services includes any combination of the following (though the Newsletter is automatically included):

        a. WEBSITE. The website provides access to the following information resources at no additional charge:

                o Regularly updated product news flashes documenting key support and operational information about Microsoft products.

                o Critical problem alerts notifying You of potentially high-impact problems.

                o Web response tool for submitting and checking the status of support incidents.

                o Microsoft Knowledge Base of technical articles and troubleshooting tools and guides.

        b. SUPPORT WEBCASTS. Support webcasts are regularly scheduled webcast discussions led by Our program managers, developers and professionals covering key areas of Microsoft technology. These are provided at no additional charge.

        c. NEWSLETTER. You will receive a newsletter at most monthly which may include the following:

                o       industry trend analysis

                o       Recent significant wins

                o       List of recently published KB articles

                o       Technical tips and links to technical
                        articles/whitepapers

                o       Upcoming events and announcements section

                o       Notification of Beta and Early Adopter Programs

                o       List of service enhancements from OEM services

                o       Tips on how to effectively use the Services


        1.5 WORKSHOPS AND EVENTS. Workshops and Events are designed to introduce or enhance your understanding of Microsoft products. Workshops and Events can include the following:

        a. WORKSHOPS. We can conduct instructor-led, hands-on training sessions that emphasize Microsoft technologies. Workshops are priced depending upon the length, delivery location and material presented. Your Services Resource can provide You with a current list of available Workshops.

        b. EVENTS. We can provide broad and deep technical development-focused presentations, that provide training and facilitate your implementations of Microsoft technologies. These events provide the opportunity to interact with Microsoft product groups, OEM Services technical, account and marketing contacts. Your Services Resource can provide You with notification of scheduled events.

Attendance for Workshops and Events is only available as an add-on Additional Service.

        1.6 ADDITIONAL SERVICES. You may request additions to this Agreement at any time. Additional Services that are available for purchase, and the specific terms and conditions applicable to those Services, may be set forth in this Agreement or an attached Additional Services Exhibit. Additional Services will be invoiced at the prevailing price at the time the services are rendered or upon acceptance of an Exhibit referencing this Agreement. The total amount of Services that You purchase under this Agreement may not exceed a maximum of 600 hours.

        1.7 OEM FOUNDATION PLAN SERVICES AND FEES. The quantities listed in the table below represent the amount of Services that you have pre-purchased for use during the term of this Agreement and the fee payable.

        ------------------------------------------------------------------------
              SERVICES                                                FEE (US$)
        ------------------------------------------------------------------------
         o    OEM Foundation
         o    100 Hours of Services Management, Support
              Assistance and Problem Resolution
         o    Additional 0 Hours for Support Assistance for
              Consulting, Reviews, Development, Testing (40 hours      $15,000
              minimum)
         o    Additional 0 Hours for Attendance At Technical
              Workshops or Training Events (16 hours minimum)
         o   Additional 0 Hours for Kb Localization (8
             hours minimum)
        ------------------------------------------------------------------------


        1.8 PARTNER'S DESIGNATED SERVICE CONTACT

Service Contract ("sc") Name:

_____________________________________
Address:



_____________________________________
Phone:

_____________________________________
Email:

_____________________________________

Facsimile:

Time zone (GMT+}:

_____________________________________



2. PREREQUISITES AND ASSUMPTIONS. Our delivery of Services under this Agreement is based upon the following Prerequisites and Assumptions:

        a. All Services will be provided remotely to Your locations. Where onsite visits are mutually agreed and not pre-paid, You will be billed for reasonable travel and living expenses.

        b.      All Services will be provided in the English language.

        c. We will provide support for all versions of commercially released generally available Microsoft products unless specifically excluded on the website. Support for those Microsoft products that have entered the Extended Phase of support, as defined on the website, will be charged on an hourly basis only. Non-security related Hoffix support is not available for Microsoft products that have entered the Extended Phase of support.

        d. All Services, including any additional Services purchased after the Effective Date shall be forfeited if not utilized during the term of this Agreement.

        e. Support Assistance is dependent upon the availability of resources.

        f.      You must have access to the Internet.

        g. Additional Prerequisites and Assumption may be set forth in relevant Exhibits.


3. YOUR RESPONSIBILITIES. This section sets forth Your performance obligations under this Agreement. Our performance is predicated upon You fulfilling the following responsibilities in addition to those set forth in Section 1.2 and
Section 1.3 and any applicable Exhibits. Failure to comply with the following responsibilities may result in delays of Service.

        a. You will designate a Services Contact ("SC") for services related activities. The SC will manage all of Your services activities, and internal processes for submitting requests to Us. The SC will be supplied with an individual account number for access to the website for support issue submission and information content.

        b. You agree to have an internal escalation process to facilitate communication between Your management and Us as appropriate.

        c. You agree to respond to customer satisfaction surveys We may provide to You from time-to-time regarding the Services.

        d. You agree to provide reasonable office space, telephone and high speed internet access, and access to Your internal systems and diagnostic tools to Our Services Resources that are required to be on-site.

        e. You are responsible for any travel and expenses incurred by Your employees or contractors.

                              TERMS AND CONDITIONS

4. OWNERSHIP AND LICENSE. Except as otherwise set forth in an Exhibit (or attachment to an Exhibit) to this Agreement, this section governs the ownership and use rights of any computer code or other materials that may be provided under this Agreement.

        a. Fixes. Except as otherwise provided herein, Your right to use fixes is governed by the license agreement for the affected product or, if the fix is not provided for a specific product, any other use terms We provide. All fixes provided are licensed to You. Your right to redistribute fixes is governed by the terms of Your currently valid OEM license agreement for the affected product. For the purposes of this Agreement, "fixes" means any product related bug fixes, workarounds, patches, beta fixes or beta builds other than sample code or materials: and "product(s)" means any computer code or materials comprising commercial, free, pre-release or beta products We make available to You for license which are published by Us or Our affiliates. We do not transfer ownership rights in any products and We reserve all rights not expressly granted.

        b. PRE-EXISTING WORK. All rights in any computer code or materials developed or otherwise obtained by or for Us or Our affiliates, or You or Your affiliates independently of this Agreement (Pre-existing Work") shall remain the sole property of the Party providing the Pre-existing Work. During the performance of the Services for this Agreement, each Party grants to the other Party (and Our Contracts as necessary) a temporary, non-exclusive license to use, reproduce and modify any of its Pre-existing Work provided to the other Partner solely for the performance of such Services. We grant You a non-exclusive, perpetual, fully paid-up license to use, reproduce and modify (if applicable) Our Pre-existing Work in the form delivered to You for Your internal business operations without any obligation of accounting or payment of royalties. Your licenses to Our Pre-existing Work is conditioned upon Your compliance with the terms of this Agreement and the perpetual license applies solely to Our Pre-existing Work that is left to You at the conclusion of Our performance of the Services.

        c. MATERIALS. All rights in any materials developed by Us (other than software cede) and provided to You in connection with the Services ("Materials") shall be owned by Us except to the extent such Materials constitute Your Pre-existing Work. We grant You a non-exclusive, perpetual, fully paid- up license to use, reproduce and modify the Materials solely for Your internal business operations and without any obligation of accounting or payment of royalties. You may sublicense the rights granted herein to Your Affiliates. All rights not expressly granted, are reserved.

        d. SAMPLE CODE. We grant You a nonexclusive, perpetual, royalty-free right to use and modify any software code provided by Us for the purposes of illustration ("Sample Code") and to reproduce and distribute the object code form of the Sample Code, provided that You agree: (i) to not use Our name, logo, or trademarks to market Your software product in which the Sample Code is embedded; (ii) to include a valid copyright notice on Your software product in which the Sample Code is embedded; and
                (iii) to indemnify, hold harmless, and defend Us and Our suppliers from and against any claims or lawsuits, including attorneys' fees, that arise or result from the use or distribution of the Sample Code.

        e. OPEN SOURCE LICENSE RESTRICTIONS. Because certain third party license terms require that computer code be generally (i) disclosed in source code form to third parties; (ii) licensed to third parties for the purpose of making derivative works; or
                (iii) redistributable to third parties at no charge (collectively, "open source license terms"), the license rights that each Party has granted to any computer code (or any intellectual property associated therewith) do not include any license, right, power or authority to incorporate, modify, combine and/or distribute that computer code with any other computer code in a manner which would subject the other's computer code to open source license terms.

                Furthermore, each Party warrants that it will not provide or give to the other Party computer code that is governed by open source license terms.

        f.      RESERVATION OF RIGHTS. All rights not expressly granted in this
                Section 4 are reserved.

        g. RESTRICTIONS ON USE. You may not i) rent, lease, lend or host service deliverables or fixes, except as otherwise provided herein; ii) reverse engineer, de-compile or disassemble fixes or service deliverables, except to the extent expressly permitted by applicable law.Despite this limitation; or iii) transfer licenses to, or sublicense fixes or service deliverables to any government entity or quasi governmental entity, except as specifically authorized herein.

      h. EXPORT. You agree to comply with all applicable international and national laws that apply to the products, fixes and service deliverables, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://MICROSOFT.COM/EXPORTING.

5. CONFIDENTIALITY. The terms and conditions of this Agreement are confidential, and any and all information identified by either Party as "Confidential" and/or "Proprietary", or which, under all of the circumstances, ought reasonably to be treated as Confidential and/or Proprietary ("Confidential Information"), will not be disclosed to any third person without the express consent of the other Party except under the terms of this Agreement for five (5) years following the date of its disclosure. These confidentiality obligations shall not apply to any information which is, or becomes, available to the general public other than through a breach by the receiving Party, or is developed through the independent efforts of the receiving Party. Either Party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such Party shall maintain the confidentiality of the Confidential Information. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information. However, nothing in this paragraph shall be deemed to grant to EITHER Party a license in the other Party's copyrights or patents. Either Party may provide suggestions, comments or other feedback to the other with respect to the other's confidential information. Feedback is voluntary and the Party receiving feedback is not required to hold it in confidence. The Party receiving feedback will not disclose the source of feedback without the providing Party's consent. Feedback may be used for any purpose without obligation of any kind. We may use any technical information we derive from providing services related to our products for problem resolution, troubleshooting, product functionality enhancements and fixes, for our knowledge base. We agree not to identify You or disclose any of Your confidential information in any item in the knowledge base.

6. WARRANTIES, DISCLAIMER. We warrant that all services will be performed in a good workman like manner. EXCEPT FOR THE FOREGOING EXPRESS WARRANTY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, WE DISCLAIM AND EXCLUDE ALL REPRESENTATIONS, WARRANTIES, AND CONDITIONS WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS, WARRANTIES, OR CONDITIONS OF TITLE, NON-INFRINGEMENT, SATISFACTORY CONDITION, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY SERVICES, SERVICE DELIVERABLES, FIXES, PRODUCTS, OR ANY OTHER MATERIALS OR INFORMATION.

7. LIMITATION OF LIABILITY, EXCLUSIONS. To the maximum extent permitted by applicable law, Our total liability (and that of Our contractors) for direct damages is limited to the amount You have paid under this Agreement for the Services giving rise to the claims. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY NOR THEIR CONTRACTORS WILL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION, DAMAGES FOR BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION), SPECIAL, OR INCIDENTAL DAMAGES OR DAMAGES FOR LOSS OF PROFITS OR REVENUES ARISING IN CONNECTION WITH THIS AGREEMENT, ANY STATEMENT OF SERVICES, SERVICES, SERVICE DELIVERABLES, FIXES, PRODUCTS, OR ANY OTHER MATERIALS OR INFORMATION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH POSSIBILITY WAS REASONABLY FORESEEABLE. The foregoing limitations and exclusions of liability apply regardless of whether the liability is based on breach of contract, tort (including negligence), strict liability, breach of warranties, or any other legal theory. The limitations AND exclusions of liability for damages in this section 7 do not apply to a Party's violations of section 5 (Confidentiality) or a Party's violation of the other Party's intellectual property rights.

8. TERMINATION. Either Party may terminate this Agreement if the other Party is
(i) in material breach or default of any obligation that is not cured within 30 calendar days notice of such breach or (ii) fails to pay any invoice that is more than 60 calendar days outstanding. You agree to pay all fees for Services performed and expenses incurred prior to termination.

9. MISCELLANEOUS. This Agreement constitutes the Parties' entire agreement concerning the subject matter hereof, and supersede any other prior and contemporaneous communications. All notices, authorizations, and requests GIVEN or made in connection with this Agreement must be sent by post, express courier, or facsimile to the addresses indicated on the cover page of this Agreement. Notices will be deemed delivered on the date shown on the postal return receipt or on the courier, or facsimile confirmation of delivery You may not assign this Agreement without Our written consent, which consent will not be unreasonably withheld. This Agreement will be governed by the laws of the State of Washington and any action brought under this Agreement shall be brought in federal or state court in the State of Washington.

Notwithstanding, this does not prevent either Party from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction. The sections regarding restrictions on use, fees, confidentiality, ownership and license, no other warranties, limitations of liability, termination, and miscellaneous of this Agreement, will survive any termination or expiration of this Agreement. If a court holds any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and the parties will amend the Agreement to give effect to the stricken clause to the maximum extent possible. No waiver of any breach of this Agreement or will be a waiver of any other breach, and no waiver will be effective unless made in wilting and signed by an authorized representative of the waiving Party. Apart from the payment of any amounts due, neither Party shall be liable for performance delays or for non-performance due to causes beyond its reasonable control.